UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Red Pine Capital Group, Inc.
(Name of small business issuer in its charter)

Nevada	8742	27-1195807

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer IdentificationNumber)

Floor 7 #30 Dongzhong St. Dongcheng District Beijing, China 100027
(Address and telephone number of registrant's principal executive offices and principal place of business)

Yao Sun President and Chief Executive Officer Floor 7 #30 Dongzhong St. Dongcheng District Beijing, China 100027 Telephone: (01186)13701379808
(Name, address, and telephone number of agent for service)

Please send a copy of all correspondence to:

Jillian Ivey Sidoti, Esq.
Law Office of Jillian Ivey Sidoti
FAX: 951-224-6675
Phone: 323-799-1342

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
\

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities tobe Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock not yet issued, par value $.0001	1,200,000	$.25	$300,000	$21.54
Total	1,200,000	$.25	$300,000	$21.54

(1) Registration fee has been paid via Fedwire.

(2) This is the initial public offering and no current trading market exists for our stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______________, 201 1

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. We may sell shares of our common stock at a fixed price of $ 0.25 per share .   The fixed price of $0.25 has been determined as the selling price based upon the original purchase price paid by our current shareholders of $0.20 plus an increase based on the fact the shares herein will be liquid and registered.    There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Under the application of Rule 405 of Regulation C, we are considered to be a shell company as we:

•	Have nominal operations at this time
•	Have nominal assets

The securities sold in this offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED _____________________

PRELIMINARY PROSPECTUS

Red Pine Capital Group, Inc.

1,200,000 Shares of Common Stock
Price per share: $0.25
Total cash proceeds if all shares are sold: $300,000

This is our initial public offering. We are offering up to 1,200,000 shares of our common stock at a price of $0.25 per share. We do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our sole officer and director Yao Sun.  There is no trading market for our common stock.

The offering is being conducted on a self-underwritten, best effort basis, which means our officer and/or director, Yao Sun will attempt to sell the shares. This Prospectus will permit our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Sun will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. This is a BEST EFFORTS OFFERING. This is a no minimum offering. Accordingly, as shares are sold, we will use the money raised for our business. The shares will be offered at a price of $.25 per share for a period of three hundred sixty five (365) days from the effective date of this prospectus, unless extended by our board of director for an additional 180 days.

The purchase of our shares involves substantial risk. See “Risk Factors” beginning on page 4 for a discussion of risks to consider before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds To RED PINE
Per Share	$0.25	$0	$0.25
Total	$300,000	$0	$300,000

Red Pine Capital Group, Inc. is a development stage company and currently has minimal operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 3 THROUGH 11 BEFORE BUYING ANY SHARES OF RED PINE CORP’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

THE DATE OF THIS PROSPECTUS IS ____________________

Table of Contents

Prospectus Summary	5
Risk Factors	8
Special Note Regarding Forward-Looking Information	15
Use of Proceeds	15
Determination of Offering Price	16
Dilution	17
Plan of Distribution and Terms of the Offering	20
Legal Proceedings	21
Director, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	22
Interest of Named Experts and Counsel	24
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	24
Description of Business	24
Reports to Stockholders	30
Management's Discussion and Analysis of Financial Condition	30
Facilities	33
Certain Relationships and Related Party Transactions	33
Market for Common Equity and Related Stockholders Matters	34
Dividends	34
Executive Compensation	34
Shares Eligible for Future Sale	35

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “Red Pine,” and “RPCG” refer to Red Pine Capital Group, Inc.

Red Pine Capital Group, Inc. is a development stage company incorporated in the State of Nevada on August 31, 2009. We will provide consulting services to Chinese companies looking to enter into the American capital markets. We will provide services ranging from business plan development, consulting on the American public equity market, assistance with listing on the OTCBB, and investor relations. Furthermore, we will provide to those who invest in small and micro cap public companies’ information and analysis on Chinese companies looking to enter the American capital markets. At the time of this filing we have not identified any Chinese companies with which to consult or advise.

Since our inception on August 31, 2009 to  January 31, 2011, we have not generated any revenues and have incurred a net loss of $(33,133). Our only business activity has been the formation of our corporate entity and searching for possible Chinese company candidates for us to consult with. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with marketing our services in China, beginning to operate our company, basic website development and covering various filing fees and transfer agent fees. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Red Pine intends to become a United States sales and marketing representative for Chinese companies looking to go public in the United States. We currently have no products or services for sale.

We intend to offer turnkey services to our customers, including the consulting on how to enter the American capital markets, assisting in putting together a proper business plan, and determining other factors needed for a company to become public and be listed on the OTCBB. We define “turnkey services” as well defined plan of action that can be applied and used for most businesses. The same business strategy and structure may be used multiple times for multiple businesses.

Our business model is built on multiple revenue streams from a variety of industry participants interested in raising capital in the United States. We intend to generate revenues primarily from consulting services.

As of the date of this prospectus we have only one officer and one director, acting as our sole employee, who we anticipate devoting only a small portion of his time to the company going forward until the business receives additional capital to expand and the company needs Mr. Sun to dedicate additional hours due to growth. Additionally, even with the sale of securities offered herein, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for corporate expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

Red Pine’s address and phone number is:

Red Pine Inc.
Floor 7 #30 Dongzhong St. Dongcheng District
Beijing, China 100027
Telephone: (01186)13701379808

The Offering

Common Stock Offered for Sale	Up to a maximum of 1,200,000 shares.

Price to the Public	$0.25 per share in cash.

Use of Proceeds Primarily for	Offering expenses, sales and marketing, independent contractors and web site improvement.

Number of SharesOutstanding Prior to the Offering	235,000

Number of Shares Outstanding After the Offering	355,000 if 10% of offering sold.
535,000 if 25% of offering sold.
835,000 if 50% of offering sold.
1,135,000 if 75% of offering sold.
1,435,000 if 100% of offering sold.

Plan of Distribution
This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by Yao Sun, our sole officer and director. There is no share minimum investment required from individual investors.

Terms of the Offering	This is a BEST EFFORTS OFFERING. This is a no minimum offering. Accordingly, as shares are sold, we will use the money raised for our business. The offering will remain open until 365 days from the commencement of the offering upon effectiveness of this S-1, which may be extended for an additional 180 days at the discretion of the board of directors. We cannot be certain that we will be able to sell enough shares to fund our operations appropriately.

(1) Management may not, and will not purchase any shares in this offering.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception August 31, 2009 through January 31, 2010 and January 31, 2011 and for the  year ended January 31, 2011 are derived from our audited financial statements.

STATEMENT OF OPERATIONS	For the year ended January 31, 2011	Period from August 31, 2009 (Inception) to January 31, 201 1

Revenues	$0		$0

Total operating expenses	5,259		36,136

Net loss before income taxes	(5,259)		(36,136)

Provision for income taxes	0		0

Net loss	$(5,259)		$(36,136)

Net loss per share: basic and diluted	$(0. 02)	$	)

Weighted average shares outstanding: basic and diluted	235,000		235,000

	January 31, 2011	January 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$14,864	$22,123

TOTAL ASSETS	$14,864	$22,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Account payable and accrued expenses	$4,000	$6,000
Total Liabilities	4,000	6,000

Stockholders’ Equity
Common stock, $.0001 par value, 110,000,000 shares authorized, 235,000 shares issued and outstanding	24	24
Paid in capital	46,976	46,976
Deficit accumulated during the development stage	(36,136)	(30,877)
Total Stockholders’ Equity	10,864	14,620

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,864	$22,123

RISK FACTORS

Investors in Red Pine should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We have no operating history and have maintained losses since inception, which we expect to continue into the near term.

We were incorporated on August 31, 2009 and only just recently commenced operations. We have not realized any revenues to date. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to January 31, 2010 is ($30,877) and as of  January 31, 2011 is ($3 6,136 ). Additionally, our auditor’s report reflects that the ability of Red Pine Capital to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Our ability to achieve and maintain profitability and positive cash flow beyond the near term is dependent upon our ability to further develop our customer base for our consulting services in China and in other countries and our ability to compete with other industry leaders

We will need to continue to develop our business plan and also implement our business plan in a timely fashion in order to maintain profitability and positive cash flow. Right now, we are neither profitable nor do we maintain positive cash flow. Currently, we have not fully implemented our business plan.

If we are unable to obtain the necessary revenues and financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business unless our existing shareholder base provides funding.

Our ability to successfully sell our consulting services to generate operating revenues in other countries depends on our ability to sustain overall profitability and cash flows to implement our business plan. Given that we have no operating history, no present revenues and only losses to date, we may not be able to achieve this goal, and if this occurs we plan to sell equity securities to be able to pay our operating costs. Should this fail, we may go out of business unless our shareholder base provides us with the needed funding.

How long our company will be able to satisfy its cash requirements depends on how quickly we can generate sales in Asia and other countries.

We plan on selling additional equity securities to generate sufficient cash flows to supplement our operating budget until operations support continuing cash flows. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders depending on the price we can sell such shares. The resale of shares by our existing stockholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock and cause negative impact on our ability to sell additional equity securities.

We currently maintain our own bookkeeping. In the future, we may need to enlist the services of someone more familiar with GAAP requirements to maintain our books and records. This may be cost prohibitive.

Currently, our sole officer and director, Yao Sun, who has experience as an accountant as he is an active member of Certified Management Accountants (CMA) of Canada and the Certified Practicing Accountants (CPA) of Australia. He has also worked as a financial analyst. In light of his experience as an accountant, he does not specifically have U.S. GAAP experience. Since we currently have little in operations, Mr. Sun has prepared our financial statements for our auditors. In the future, however, we may need to enlist the services of an outside consultant to prepare our financial statements so that they are GAAP compliant. This may be cost prohibitive.

Our internal control over financial reporting may be ineffective due to lack of sufficient accounting staff with US GAAP specific experience.

The Company is currently run by our sole officer and director, Mr. Yao Sun. As previously mentioned, Mr. Sun has accounting experience, but does not specifically have US GAAP accounting experience. Because of this, our internal controls over financial reporting may ineffective.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our Company, even though these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We will generate all of our revenue in China but will operate out of Canada for about one month out of the year. Our sole officer and director, Mr. Sun, is a Canadian citizen and spends about one month of the year in Canada and the rest of his time in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

☐	the higher level of government involvement;

☐	the early stage of development of the market-oriented sector of the economy;

☐	the rapid growth rate;

☐	the higher level of control over foreign exchange;

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of new construction investments and expenditures in China, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We will be conducting business in China and may generally be subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business.

We are a holding company. All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for new construction projects and adversely affect our business.

We may be unable to scale our operations successfully.

Our plan is to grow rapidly. Our growth will place significant demands on our management and technology development, as well as our financial, administrative and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

We have limited sales and marketing experience.

Our management has limited experience in marketing our proposed projects and no distribution system has yet been successfully tested. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful or that we will be able to attract and retain qualified individuals with marketing and sales expertise. Our future success will depend, among other factors, upon whether our projects can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our projects will gain wide acceptance in our targeted markets or that we will be able to effectively market our projects.

If our estimates related to expenditures and cash flow from operations are erroneous, and we are unable to sell additional equity securities, our business could fall short of expectations and you may lose your entire investment.

Our financial success is dependent in part upon the accuracy of our management's estimates of expenditures and cash flow from operations. We believe that we will contract so many new consulting clients per year which will result in certain levels of profit and cash flow. If such estimates are erroneous or inaccurate, we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We may not be able to compete effectively against our competitors.

We are engaged in a rapidly evolving field. Competition from other companies in the same field is intense and is expected to increase. Many of our competitors have substantially greater resources, research and development staff, sales and marketing staff, and facilities than we do. In addition, other recently developed technologies are, or may in the future be, the basis of competitive projects. There can be no assurance that our competitors will not take over this area of the consulting market.

Inability of Our Officers and Directors to devote sufficient time to the operation of the business may limit our success.

Presently, the officer and director of RED PINE CAPITAL GROUP. allocates the majority of his time to the operation of various businesses.  Since our officer and director is currently involved part time elsewhere, he may not be able to devote full time availability to work for RED PINE CAPITAL GROUP.

We may experience growth which will require the hiring of additional personnel.

Should the business develop faster than anticipated, the officers and directors will have to retain other personnel to ensure that it continues as a going concern.

We need to retain key personnel to support our projects and ongoing operations.

The development and marketing of our projects will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and other needed key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers would negatively impact our ability to sell our projects, which could adversely affect our financial results and impair our growth.

We have no minimum capitalization requirements, and such may not be able to run our Company effectively if we do not raise enough capital.

We do not have a required minimum level of capital is required to be maintained or raised by the Company.  As a result of losses or withdrawals, the Company may not have sufficient capital to effectively carry out its operations resulting in a loss in your investment.

We depend highly on our current manager who has limited experience in running a public company and no formal employment agreement.

We depend highly on Yao Sun, our President, Treasurer, and Sole Director, who may be difficult to replace. Yao Sun who is also the Chief Executive Officer of RED PINE CAPITAL GROUP. at this point, only devotes approximately 50% of his time per week to our business, has only several years of industry experience and has not previously headed a public Company. Our sole officer, Mr. Sun, has no experience in running a public company. He is vaguely familiar with the reporting requirements of the Securities and Exchange Commission. Mr. Sun will rely on the expertise of outside counsel and consultants to insure proper filing and the meeting of deadlines.

Loss of our sole officer  CEO could adversely affect our business

Loss of Mr. Sun could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investor’s investments. Mr. Sun is not, presently, receiving a salary from the Company it is unknown, at this time, if or when the Company may be able to compensate Mr. Sun for his management services. The company does not anticipate Mr. Sun receiving a salary in the foreseeable future.

Risks Associated with our Common Stock

As there is no public market for our common shares, they are an illiquid investment and investors may not be able to sell their shares.

No market currently exists for our securities and we cannot assure you that such a market will ever develop, or if developed, will be sustained.

Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of “bid” and “ask” quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on FINRA broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or “OTCBB”. Following the date that the registration statement, in which this prospectus is included, becomes effective, we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the FINRA an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTCBB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTCBB, it is very likely that our stock will be considered a “penny stock”. In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in our common stock.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 110,000,000 shares of  common stock, of which 235,000 shares are issued and outstanding as of January 31, 2010.  Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of Red Pine Capital Group in the future.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

Upon the effectiveness of this S-1 registration statement, we will be subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Red Pine Capital Group, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that the net proceeds of this offering and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the 1,200,000 shares of common stock offered hereby are estimated to be approximately $269,674. We intend to utilize the estimated net proceeds following the offering for the following purposes:

	Amount
	10%	25%	50%	75%	100%
Total Proceeds	$30,000	$75,000	$150,000	$225,000	$300,000

Less: Offering Expenses
Legal (1)	$24,674	$25,000	$25,000	$25,000	$25,000
Accounting	$5,000	$5,000	$5,000	$5,000	$5,000
Copying	$300	$300	$300	$300	$300
SEC Filing Fees	$26	$26	$26	$26	$26

Net Proceeds from Offering	$0	$44,674	$119,674	$194,674	$269,674

Use of Net Proceeds

Website Enhancements(2)	$0	$2,500	$5,000	$10,000	$10,000
Advertising	$0	$35,000	$100,000	$125,000	$200,000
Transfer Agent Fees	$0	$1,500	$1,500	$1,500	$1,500
Accounting	$0	$4,500	$4,500	$4,500	$4,500
Working Capital	$0	$1,174	$8,674	$53,674	$53,674

Total Use of Net Proceeds	$0	$44,674	$119,674	$194,674	$269,674
___________________
(1) Our officer will provide for any offering deficiencies.
(2) We currently do not have a website. Once we are properly funded we will commence website development. This estimate of the Use of Proceeds includes development, translation, and search engine optimization.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

●	our start up status;
●	prevailing market conditions, including the history and prospects for the industry in which we compete;
●	our future prospects;
●	our capital structure; and
●
Based upon the original purchase price paid by our current shareholders of $0.20 plus an increase based on the fact the shares herein will be more liquid than prior to registration and registered.  since shareholders will be able to sell their shares in the open, public market, whereas, prior to registration, they would be unable to sell their shares freely. This, however, does not represent that shareholders will necessarily be able to sell their shares. Please see our “Risk Factors” regarding liquidity.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Furthermore, this registration does not include registration with any specific states.
DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of January 31, 2011, Red Pine’s net tangible book value was $10,864 , or $0 . 046 per share of common stock. Net tangible book value is the aggregate amount of Red Pine’s tangible assets less its total liabilities. Net tangible book value per share represents Red Pine’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,200,000 shares at an offering price of $0.25 per share of common stock, application of the estimated net sale proceeds (after deducting remaining offering expenses of approximately $ 30,326 ), Red Pine’s net tangible book value as of the closing of this offering would increase from $0.046 to $.195 per share. This represents an immediate increase in the net tangible book value of approximately $.149 per share to current shareholders, and immediate dilution of about $.0545 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.25
Net tangible book value per share prior to offering	$0 .046
Increase per share attributable to new investors	$0.149
Net tangible book value per share after offering	$0.195
Dilution per share to new investors	$0.0545
Percentage dilution	21.8%

The following assumes the sale of 75% of the shares of common stock in this offering. As of January 31, 2011, Red Pine’s net tangible book value was $10,864, or $.046 per share of common stock. Net tangible book value is the aggregate amount of Red Pine’s tangible assets less its total liabilities. Net tangible book value per share represents Red Pine’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 900,000 shares at an offering price of $0.25 per share of common stock, application of the estimated net sale proceeds (after deducting remaining offering expenses of $30,326 ), Red Pine’s net tangible book value as of the closing of this offering would increase from $.046 to $.1 81 per share. This represents an immediate increase in the net tangible book value of $.135 per share to current shareholders, and immediate dilution of $.0689 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.25
Net tangible book value per share prior to offering	$0.046
Increase per share attributable to new investors	$.135
Net tangible book value per share after offering	$0. 181
Dilution per share to new investors	$0.069
Percentage dilution	27.56%

The following assumes the sale of 50% of the shares of common stock in this offering. As of January 31, 2011, Red Pine’s net tangible book value was $ 10,864, or $ 0.046 per share of common stock. Net tangible book value is the aggregate amount of Red Pine’s tangible assets less its total liabilities. Net tangible book value per share represents Red Pine’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 600,000 shares at an offering price of $0.25 per share of common stock, application of the estimated net sale proceeds (after deducting remaining offering expenses of $ 30,326) , Red Pine’s net tangible book value as of the closing of this offering would increase from $ 0.046 to $0. 156 per share. This represents an immediate increase in the net tangible book value of $.011 per share to current shareholders, and immediate dilution of $0.094 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.25
Net tangible book value per share prior to offering	$0.046
Increase per share attributable to new investors	$0.093
Net tangible book value per share after offering	$0. 156
Dilution per share to new investors	$0.11
Percentage dilution	37.47%

The following assumes the sale of 25% of the shares of common stock in this offering. As of January 31 , 2011, RED PINE’s net tangible book value was $ 10,864 , or $ 0 .046 per share of common stock. Net tangible book value is the aggregate amount of RED PINE’s tangible assets less its total liabilities. Net tangible book value per share represents RED PINE’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 300,000 shares at an offering price of $0.25 per share of common stock, application of the estimated net sale proceeds (after deducting remaining offering expenses of $ 30,326 ), RED PINE’s net tangible book value as of the closing of this offering would increase from $0 .046 per share to $0 .104 per share. This represents an immediate increase in the net tangible book value of $0.058 per share to current shareholders, and immediate dilution of $ 0.146 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.25
Net tangible book value per share prior to offering	$0 .046
Increase per share attributable to new investors	$0. 058
Net tangible book value per share after offering	$0. 104
Dilution per share to new investors	$0. 146
Percentage dilution	5 8 .5%

The following assumes the sale of 10% of the shares of common stock in this offering. As of January 31, 2011 , RED PINE’s net tangible book value was $10.864 , or $0 .046 per share of common stock. Net tangible book value is the aggregate amount of RED PINE’s tangible assets less its total liabilities. Net tangible book value per share represents RED PINE’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 120,000 shares at an offering price of $0.25 per share of common stock, application of the estimated net sale proceeds (after deducting remaining offering expenses of $ 30,326 ), RED PINE’s net tangible book value as of the closing of this offering would be $.03  per share and, as a result, there will be an immediate decrease in the net tangible book value of $0 .017 per share to current shareholders and there is an immediate dilution of $. 2 2 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.25
Net tangible book value per share prior to offering	$0.046
Decrease per share affecting current shareholders	$0.017
Net tangible book value per share after offering	$0.03
Dilution per share to new investors	$0. 22
Percentage dilution	88.12%

CURRENT SECURITY HOLDERS

The following tables summarize, as of January 31, 2011, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 1,200,000 shares offered in this prospectus at an assumed initial public offering price of $0.25 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders	235,000	16%	$47,000	13.5%	$0.20
Public Stockholders	1,200,000	84%	$300,000	88.5%	$0.25
Total	1,435,000	100%	$347,000	100%

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 1,200,000 shares of common stock, at $0.25 per share, on a “best efforts,” basis in a “direct public offering” through our sole officer and director. We are using the phrase “direct public offering” to mean an offering that is not offered through any underwriting process. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Red Pine Inc. No commissions will be paid for the sale of the 1,200,000 shares offered by Red Pine. If we are unable to sell enough shares to cover the costs of this Offering, our sole officer and director, Mr. Yao Sun will personally cover such costs. We have not registered this Offering under any applicable Blue Sky laws and do not intend on doing so at this time.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

We will sell the shares on a “direct public offering,” basis through our sole officer and director, Yao Sun, who may be considered an underwriter as that term is defined in Section 2(a)(11). Mr. Sun will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares.

Mr. Sun will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

●	he must not be subject to a statutory disqualification;
●	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
●	he must not be an associated person of a broker-dealer;
●
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Red Pine Capital Group, Inc. otherwise than in connection with transactions in securities; and

●
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

Mr. Sun will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Mr. Sun, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

●	a prospectus, with subscription agreement, is delivered by Red Pine to each offeree;
●	the subscription is completed by the offeree, and submitted by check back to Red Pine where the subscription and a copy of the check is faxed to counsel for review;
●	each subscription is reviewed by counsel for Red Pine to confirm the subscribing party completed the form, and to confirm the state of acceptance;
●	once approved by counsel, the subscription is accepted by Mr. Sun and the funds deposited into an account labeled: Red Pine Capital Group, Inc., within four (4) days of acceptance;
●	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. At present, Yao Sun is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Yao Sun	27	President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

Yao Sun. President, Secretary, Treasurer, Director and founder of Red Pine from inception to present. Mr. Sun currently does not spend more than 20 hours per month on Red Pine business. Mr. Yao Sun graduated from the University of British Columbia with a Bachelor of Commerce in 2005. He is a CFA charter holder, and active members of the Certified Management Accountants (CMA) of Canada and the Certified Practicing Accountants (CPA) of Australia. Upon graduation from UBC, Mr. Sun was a financial analyst with Citic Media Group in Beijing, China from 2005 to February 2009. Since February 2009, he has served as V.P. of Asian Pacific and director of Soho Resources Corporation, a Toronto Stock Exchange Venture Board listed company.  Previously, Mr. Sun was associated with M.Y. Perspective Canada & Consulting, Ltd. M.Y. Perspective is no longer active and internet available information indicating that it is currently providing advisory services is out of date. Due to his ability to dedicate 20 hours per week on the Company for no compensation and his experience in the international financial markets, as well as his professional qualifications of CMA and CPA, we believe Mr. Yao is an appropriate officer and director for our company

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 1,200,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering
Yao Sun, President, Secretary, Treasurer, and Director	201,000	85.5%	14.00%
All Directors, Officers and Principal Stockholders as a Group	201,000	85.5%	14.00%

1.)
The address of each shareholder is care of Red Pine Corp at Floor 7 #30 Dongzhong St., Dongcheng District,Beijing, China 100027, unless otherwise stated. 1,000 of these shares are held by Zhao Zhang, Mr. Sun’s wife.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 110,000,000 shares of common stock, $0.0001 par value per share. 235,000 common shares were outstanding as of the date of this prospectus. No preferred shares were outstanding as of the date of this prospectus. Upon sale of the 1,200,000 shares offered herein, we will have outstanding 1,435,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Red Pine, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation does not currently authorize the issuance of preferred stock. We may authorize preferred stock in the future at which time, the preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

●	adopt resolutions;
●	to issue the shares;
●	to fix the number of shares;
●	to change the number of shares constituting any series; and
●	to provide for or change the following:
●	the voting powers;
●	designations;
●	preferences; and
●	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
●	dividend rights (including whether dividends are cumulative);
●	dividend rates;
●	Terms of redemption (including sinking fund provisions);
●	redemption prices;
●	conversion rights; and
●	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our sole director, Yao Sun, may later determine to authorize options and warrants for our company.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

Jillian Ivey Sidoti issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of as of January 31, 2010, are included in this prospectus and have been audited by Silberstein Ungar, PLLC independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Red Pine will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Red Pine is a development stage company incorporated in the State of Nevada in August 2009. We intend to market our consulting services to Chinese companies seeking to go public in the United States. We also intend on marketing such companies in the United States to interested hedge funds and other large investment funds and firms.
1. Build our existing website – We believe that using the Internet initially will allow us a base for operating our company. Upon completion of the offering, we expect to begin to develop our website and to have a fully developed website during the third quarter of 2011. We do not believe this will cost us any more than $5,000. This money will be spent on outside developers to help assist with our web development.

2. Develop and implement a marketing plan – Once we establish our presence on the Internet, we intend to devote our efforts to developing and implementing a plan to market our services to consumers. In order to promote our company and attract customers, we plan to advertise via the Internet in the form of banner ads, discussion boards, link sharing programs and search engine placements. We intend to spend approximately $5,000 additional to implement our marketing plan. This money will be spent on outside developers to help assist with our plan.

3. Develop our consulting services and team – We will develop the services we will provide to our clients. This will be developed by our sole officer and director, Yao Sun.

4. Travel to and throughout China to meet with potential clients - Part of our working capital will be spent to travel to and throughout China to meet with potential clients and to develop relationships so that we may sell our services. Our sole officer and director, Yao Sun, is a native of China and has multiple contacts in China where he may be able to develop such consulting relationships. Mr. Sun is currently located in China. We expect these costs to be minimal, but have budgeted approximately $5,000 to satisfy any travel costs.

Although Mr. Sun has only dedicated part of his working time to the business thus far, it his intent that upon financing via this registration statement and as business grows, he will dedicate additional hours to the business and its operations. Furthermore, Mr. Sun is dedicated to providing such financing for any shortfalls in capital requirements as listed above.

Business of Issuer

We intend to become a consultant to those Chinese companies seeking to go public or raise funds in the United States. We will assist companies with the process of going public and provide them with various forums so that they may present to their company to American and Canadian audiences.  We will assist with the development of the business plan, translation, finding and engaging the appropriate professional to carry out the client’s goals, and position the company so they may market effectively to American and Canadian investors.

One stop at our site is intended to let investors research online before making the actual purchase of shares of Chinese companies. We will organize and provide information to the public that would be available to the public in other locations such as links to the Company’s website, the biography and summary of the Company and its plan, and a link to its prospectus and SEC filings. We will not solicit investors. We are designing our website, and browsing experience to let investors research detailed information. Currently, we only intend on listing information on our current, paying clients. We will drive traffic, specifically investor traffic, to our site by providing education and other information on different aspects of the clients we represent via social networking and blogging. The education we provide will not be on the merits of the investment opportunity, but rather the merits of the client company and their specific business plan and industry.

Products and Services

We will provide consulting services that we believe will help improve business processes, record keeping, management, corporate governance, and accounting so that a small private Chinese company may seek to go public in the United States. As consultants to these companies, we will assemble and engage the legal, accounting, and other professionals needed to enter into the American public capital markets and for a company to be listed on either the OTCBB or the Pinksheets.

We will also assist with educational newsletters and other investments tools. Since conducting a securities offering or being a publicly traded company involves a many federal and state laws, rules and regulations as well as customary best practices and procedures any of which easily can be misunderstood, misinterpreted or misapplied.  We look to assist companies in all of these aspects.

Our services will focus on Chinese companies that are seeking to register their shares for self-distribution. In other words, those companies seeking to go public without an underwriter.

We also serve as a liaison between our clients and their professional service providers.   We receive the predominate portion of our fee in the form of restricted shares of common stock of our clients. We have not yet received any fees for our services including restricted stock.

We understand that clients could find accountants, attorneys and other professionals themselves to go public. However, we expect most of our clients to be very unfamiliar with the US public securities market. Therefore, we will work to negotiate the best deals with potential professionals and also assist the client through the process of getting their business plan together, getting to market, creating an American web presence, communicating with professionals, procuring a ticker symbol, applying for DTC eligibility, and looking for sources of capital. We look to bridge the gap in terms of communication between Chinese companies and non-Chinese speaking professionals.

Since our sole officer and director is vaguely familiar with the reporting requirements of the SEC, we expect that we will enlist the services of outside professionals such as attorneys and CPA’s to assist with the going public process at the expense of the client. We will also use the services of a market maker and possibly other consultants to provide our services. Mr. Sun, our sole officer,  has multiple professional relationships that he can use to provide such services.

Limitations and Evaluation

Since the task of becoming a fully reporting, publicly traded company can be arduous, not every small business may be able to complete the process. They may be unable to improve deficiencies or maintain adequate personnel. To this end, we will prescreen all potential clients for suitability for the American capital markets prior to engaging them.  We will evaluate suitability through meetings and paper questionnaires determining if the company client has the proper procedures in place or has the potential to implement such procedures. We will evaluate the company’s management and history.

Upon satisfactory completion of the evaluation, we will provide the company client with a contract and fee structure that explains the costs of going public in the United States. We will share the multiple options to the company before choosing the appropriate method to reach the capital markets.

Once we are engaged with the company client, we will introduce them to a PCOAB auditor, attorney, market maker, transfer agent, EDGAR filer, and any other needed professionals.

Our Clients

We believe our clients will consist primarily of growing small-to-middle market private companies that:

☐	Have a business plan showing a potential for profitable operations and strong revenue growth within three to five years;
☐
Operate in either established markets, high growth potential niche markets and/or market segments that are differentiated, driven by pricing power or mass scale standardized product/service delivery; and

☐	Have an experienced management team or clear plans to establish such team that owns a significant portion of their current equity.
☐	Are primarily Chinese.

We will recommend that if they have not already done so, that they incorporate in Nevada, Delaware, or Wyoming.

Sales

We will rely on Mr. Yao Sun, our sole officer and director, to sell our management consulting and regulatory compliance services.

We currently maintain an office in China, but are not officially organized in China as we are organized solely in the state of Nevada. We do not have any subsidiaries in China. As business grows, we may elect to establish a more permanent presence in China in accordance with the laws of China which we expect will be a subsidiary of the Company that is wholly owned by the Company.

Marketing

Our marketing strategy focuses on education first and foremost.  We use them to educate small business owners and to promote the availability of capital markets and the value of our services.  Small business owners often lack the resources and experience needed to access the capital markets; however, they generally are in the most serious need of funding.  We believe that by educating small business owners, they become more aware of capital markets, better able to access capital markets, more proficient in their use of funding and the small business market is better served.

We may routinely conduct internet advertising campaigns that offer free education and open line consultations to educate small business owners and generate clients for our management consulting and regulatory compliance services.  This core strategy is supported by the following:

☐	Cross-promotion on our various websites;
☐	Direct mail and opt-in email to potential clients;
☐	Other educational communications designed to promote the availability of public equity markets to companies seeking to expand their business and unlock shareholder value;
☐	Publication of articles in business journals; and
☐	Sponsorship of and attendance at securities industry conferences and various events designed to raise awareness of the public equity markets.

The nature of marketing on the Internet is currently undergoing a dramatic change thanks to blogs and other social media. We are committed to leveraging the latest Internet marketing techniques to reach new market niches cost effectively by offering educational content in these new media outlets.

We will also use our website to inform the public and potential small and micro cap investors of the companies that we are working with. We will provide proper press releases and other news featuring our consulting clients for the general public to review.

Competition

We face intense competition in every aspect of our business, and particularly from other firms which offer management, compliance and other consulting services to private and public companies. We also differentiate ourselves by accepting a relatively low cash component as our fee for management consulting and regulatory compliance services and taking a greater portion of our fee in the form of restricted shares of our private clients’ common stock. We do not currently know our intentions with such shares as it will depend on each clients’ situation. Initially, our intent will be to hold for equity appreciation and such shares will be restricted. We most likely will hold the shares for investment and not spin them off to our investors.

We also face competition from a large number of consulting firms, investment banks, venture capitalists, merchant banks, financial advisors and other management consulting and regulatory compliance services firms similar to ours.  Many of our competitors have greater financial and management resources and some have greater market recognition than we do.

In addition, a client may choose to use its own resources rather than engage an outside firm for the types of services we provide.

We believe that the principal competitive factors in the industries in which we compete include:

☐	Skills and capabilities of people;
☐	Innovative service and product offerings;
☐	Perceived ability to add value;
☐	Reputation and client references;
☐	Price;
☐	Scope of services;
☐	Service delivery approach;
☐	Technical and industry knowledge and experience;
☐	Quality of services and solutions;
☐	Ability to deliver results on a timely basis;
☐	Availability of appropriate resources; and
☐	National reach and scale.

We believe that we occupy an area of business relating to privately held companies seeking access to the public equity markets in the United States as we are targeting primarily Chinese small and mid-sized companies, our sole officer and director speaks Chinese and is located in China. We believe this gives us a distinct advantage over our competitors. We believe that we compete favorably on the factors described above. However, our industry is becoming increasingly competitive. Larger, more established companies than us may be able to compete more efficiently or effectively. Since we are targeting a niche marketing and since our officer and director possessing certain skills (such as speaking English and Chinese) as well as maintaining a residence in China, will give us an advantage.

Our sole officer and director, Mr. Yao Sun, has experience in the international capital markets and is from China. Although he is not as well versed in the American stock market, he has experience in the Toronto Stock Exchange Venture Board and is certified several times over in various accounting practices worldwide such as a member of the Certified Management Accountants (CMA) of Canada, and the Certified Practicing Accountants of Australia.  Although this experience is not directly related to the process of going public in the United States, it is helpful in understanding the capital markets. The experience of bringing the current Company public via an S-1 registration statement, has also aided Mr. Sun’s experience with the going public process. He speaks Chinese and English fluently and understands both the Chinese business market and the American capital markets. For these reasons, coupled with our developed business plan and Mr. Sun’s developed relationships, we believe that we will be able to offer such services successfully.

Although Mr. Yao is currently our only employee, we do believe that his experience and dedication to our business will be enough to implement our initial business plan. As we grow, gain more clients, and require more frequent trips to China, we will expand our operations by adding more staff. With the internet and the ability to meet “online” with potential clients, we believe that our time, travel, and cost commitments will be manageable.

Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Regulation

Our businesses are regulated by governmental authorities in the jurisdictions in which we operate. Because of our international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, management, licensing, foreign investment, use of confidential customer information and content. Our failure to comply with all applicable laws and regulations could result in, among other things, regulatory actions or legal proceedings against us, the imposition of fines, penalties or judgments against us or significant limitations on our activities. In addition, the regulatory environment in which we operate is subject to change. New or revised requirements imposed by governmental authorities could have adverse effects on us, including increased costs of compliance. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and exposing us to significant liabilities. Our business involves risks of liability associated with telephony and communication services, which could adversely affect our business, financial condition or results of operations. As a developer and distributor of telephony service, we may face potential liability for any of:

invasion of privacy;·
Breach of contract;·
Negligence; and/or·
other claims based on the nature services provided.

We could also be exposed to liability in connection with material available through our Internet sites.

As the People’s Republic of China economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations and could cause our company to cease operations.

The online media industry in China is subject to regulations of several Ministries and the State Agencies, including China Internet Network Information Center (CNNIC), The Ministry of Public Security of the People’s Republic of China, the Ministry of Information Industry of the People’s Republic of China, and Internet Society of China (ISC) etc. Although we are not required to obtain authorization from these Ministries and State Agencies, the accessibility of our planned online media might be blocked in China for political or other unpredictable reasons, which might affect our business activities in China substantially.

Capital outflow policies in the People’s Republic of China may hamper our ability to expand our business and/or operations. The People’s Republic of China has adopted currency and capital transfer regulations. These regulations may require us to comply with complex regulations for the movement of capital.China's regulations and policies with respect to foreign investments are evolving with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. Any inability to enforce legal rights we may have under our contracts or otherwise could be limited which could result in a loss of revenue in future periods which would impact our ability to continue as a going concern.

Since Mr. Sun will be primarily located in China, it is most likely that he will sell the shares offered herein to residents of China or via the internet to qualified investors.

Employees

We are a development stage company and currently have only one part-time employee, Yao Sun, who is also our sole officer and director. We look to Mr. Sun for his entrepreneurial skills and talents. It is Mr. Sun who provided us our business plan. For a discussion of Mr. Sun’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Sun will coordinate all of our business operations. Mr. Sun has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Sun is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Red Pine Capital Group, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Red Pine Capital Group, Inc. is a development stage company incorporated in the State of Nevada in August of 2009. We were formed to engage in the business of providing business consulting services for those companies in China looking to enter the American capital markets. In January 2010 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception in August 2009 to January 31, 2010, we have not generated any revenues and have incurred a net loss of $30,877. For the nine months ended October 31, 2010, the Company has incurred a net loss of $2,256. During 2009, we issued shares in exchange for cash. Until recently, our only business activity was the formation of our corporate entity, creation of our business model, and analyzing the viability of our business, which included our officer’s travels to and throughout China to research the viability of our plan. We believe that sales revenue and small amounts of equity will be sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement. In order to operate for the next 12 months, our sole officer and director is committed to providing the appropriate financing via a loan to the Company if the capital raising from this Offering is not successful or adequate.

Plan of Operations for the next 12 months

We intend on first developing our website in both Chinese and English for the third quarter of 2011. With this we will spend the entire twelve months developing and implementing the following with any financing we obtain:

☐	Cross-promotion on our various websites;
☐	Direct mail and opt-in email to potential clients;
☐	Other educational communications designed to promote the availability of public equity markets to companies seeking to expand their business and unlock shareholder value;
☐	Publication of articles in business journals; and
☐	Sponsorship of and attendance at securities industry conferences and various events designed to raise awareness of the public equity markets.

This will cover both our website and part of our marketing efforts. If financing allows, our sole officer and director will also attempt to travel to and throughout China to meet with potential clients and resources for clients.

By the end of  2011, we hope to establish relationships with many potential clients and obtain various contracts which will provide revenue to our Company.

We believe development of our website will take approximately 60 days until it is fully operational. At this point, we plan to deploy the website by back-linking, search engine optimization, and other various marketing methods. In basic link terminology, a backlink is any link received by a web node (web page, directory, website, or top level domain) from another web node [1]. Backlinks are also known as incoming links,inbound links, inlinks, and inward links. Search engine optimization (SEO) is the process of improving the visibility of a website or a web page in search engines via the "natural" or un-paid ("organic" or "algorithmic") search results. Other forms of search engine marketing (SEM) target paid listings. In general, the earlier (or higher on the page), and more frequently a site appears in the search results list, the more visitors it will receive from the search engine. SEO may target different kinds of search, including image search, local search, video search and industry-specific vertical search engines. This gives a website web presence.

Once our website is fully operational, we intend to use other forms of marketing and advertising to drive traffic to our site via direct mail and opt-in email campaigns. Throughout the year, we will continuously update our website with new educational information and blog postings for our visitors.

As we develop our site, at approximately 120 days into development, we hope to attract the attention of other media outlets such as business journals and other industry insiders. It will be at this time that we will feel comfortable spending any marketing dollars we may have on industry conference and various events that will raise awareness of our services.

Our sole officer and director has committed to provide for certain shortcomings in our financing if we are unable to raise adequate funds to carry out our plan for the next twelve (12) months with no formal  agreement. Mr. Sun has not agreed to do this in writing, but has verbally expressed that he will provide financing for the Company if the Company needs financing to continue operations.We intend to contract with paying customers within the next 12 months, which will also finance our operations. If, for some reason, Mr. Sun is unable to finance our shortcomings, then the Company will fail and will not be able to continue. It is imperative that we either commence operations and contract potential, paying clients, or receive additional financing if we are unable to raise the funds under this Offering in a timely fashion.

Proposed Timeline

It is expected that Mr. Sun will dedicate more time to these milestones depending on the volume of business.

We expect to carry out the following milestones:

July 2011 - March 2011 close the proposed 300K financing and listing on the OTCBB

May 2011- September 2011,  discuss and educate the potential clients from China who is willing to go public in the U.S, identify companies who need the consulting services that the company provide to help going public in U.S. This role will take approximately 10 hours per week and will be carried out by Mr. Sun. At this time we expect to have a functioning website that will be fully optimized and promoted. This will cost us approximately $10,000 and will be financed by Mr. Sun but carried out by independent consultants at the direction of Mr. Sun. Please see our discussion on page 20.

October 2011  sign consulting agreements with one or two companies who is willing to go public in the U.S. This job will be carried out by Mr. Sun. Mr. Sun expects to dedicate approximately 4-5 hours per week with this in the development stages of the Company. We expect Mr. Sun, who is currently located in China, may need to travel within China to develop such relationships. We have budgeted approximately $5,000 to cover such costs. These costs will be covered by Mr. Sun.

November 2011 consult with Lawyers and accountant, try to help the company to get ready to go public in U.S. Mr. Sun will consult with attorneys and accountants on behalf of the potential clients. Initially, Mr. Sun expect his role to take approximately 2 to 3 hours per week.

Sept. 2011-December 2011 Identify shell companies for reverse takeover and conducting auditing and other relevant process. Although Mr. Sun will identify the companies, most of the work will be supervised by Mr. Sun but carried out by attorneys and accountants.  Mr. Sun expects his time commitment to be about 2 to 3 hours per week.

As stated previously, Mr. Sun will increase his working hours of the Company as the Company contracts with various potential clients. It is the hope of both Mr. Sun and the Company that the Company will have enough business that Mr. Sun will dedicate all of his working hours to the Company.

Results of Operations

For the fiscal year ended January 31, 2010 and for the nine months ended  Januray 31, 2010

For the fiscal year ended January 31, 2010 and January 31, 2011

There were no revenues for the fiscal year ended January 31, 2010 or January 31, 2011 . Expenses for the year ended January 31, 2010 were $30,877 and $ 5,259 for the year ended January 31, 2011 . These expenses were mostly for professional fees related to this offering.

The company did not pay nor recognize any interest expense for the year January 31, 2010 or January 31, 2011.

Liquidity and Capital Resources

The Company had $ 14,864 cash at January 31, 2011. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to Mr. Sun or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses.

In the past, Mr. Sun has provided any cash needed for operations, including any cash needed for this Offering. To date, Mr. Sun has purchased $40,000 worth of our common stock to provide for our capital needs. Mr. Sun intends to lend the Company additional capital to pay the accounts payable and to cover any additional costs related to this Offering. Mr. Sun has verbally committed to providing funds for any legitimate business purpose to carry out the plan of the Company as described herein such as development our website, optimization and marketing of the website and Company services, and client relationship development.

We believe, to minimally carry out our business plan, we will require $15,000. If we are unable to raise the full $300,000 in securities offered herein, we do believe we will be able to carry out our plan, but that the Company may not grow at a rate to be ultimately profitable. In other words, the capitalization  of the Company may be so minimal that the Company will either operate at a loss or at a breakeven level. Nonetheless, we believe that we will be able to carry out the plan of the Company with an additional $15,000 investment. This investment may be provided by the proceeds herein or by a loan from our officer and director.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity.  As of   January 31, 2010 , we have issued 235,000 shares of our common stock to various shareholders and our manager, Yao Sun, in exchange for cash totaling $47,000.  Specifically, Mr. Sun received 200,000 shares in exchange for cash that was used for the expenses related to this offering.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at Floor 7 #30 Dongzhong St. Dongcheng District Beijing, China 100027. We have no monthly rent, nor do we accrue any expense for monthly rent. Mr. Sun, our sole officer and director, and our full time employee provides us a facility in which we conduct business on our behalf. Mr. Sun does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Sun to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Sun, our sole officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During January 2010, Mr. Sun received 200,000 shares of common stock, at a price of $0.20 per share. Mr. Sun is the sole officer, director, stockholder, and promoter of Red Pine and developed the website and business plan. Mr. Sun is the sole promoter and currently holds 85.5% of our outstanding stock.

The Company also issued shares at $.20 per share to certain shareholders, some of which were his family members. These certain shareholders included the following: Zhao Zhang received 1,000 shares of common stock at a price of $.20 and is the wife of Mr. Sun. Song Tiemei is the mother in law of Mr. Sun and received 1,000 shares of common stock at the price of $.20 per share. Yanbin Zhang is the father in law of Mr. Sun and received 1,000 shares of common stock at $.20 per share. Jie Sun is the uncle of Mr. Sun and received 1,000 shares of common stock at $.20 per share.

We have one director, Mr. Sun, who is also our sole officer. Mr. Sun is not independent.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded. Currently, we have 35 shareholders in total.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

●	our financial condition;
●	earnings;
●	need for funds;
●	capital requirements;
●	prior claims of preferred stock to the extent issued and outstanding; and
●	other factors, including any applicable laws.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our sole officer and director, Yao Sun from inception (August 31, 2009) to October 31, 2010.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options
Yao Sun, President, Secretary Treasurer	2010	$-0-	-0-	-0-	-0-	-0-
	2011	$-0-	-0-	-0-	-0-	-0-

Mr. Sun has not received any monetary compensation or salary since the inception of the Company. Mr. Sun has agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to Red Pine, or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

Red Pine did not grant any stock options to the executive officer during the most recent fiscal period ended January 31, 2010. Red Pine has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Mr. Sun has agreed to provide services to us without compensation until such time as either we have earnings from our revenue,

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be Island Stock Transfer located at 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future. Our counsel has provided an opinion that the shares registered in this registration statement will be validly issued, fully paid, and non-assessable. This opinion is herewith filed as an exhibit.

Upon completion of this offering, we will have outstanding an aggregate of 1,435,000. Of these shares, 1,200,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our legal counsel has provided an opinion of this, which is hereto attached as an exhibit. Only the shares being offered under this registration statement will be tradable without further restriction and 235,000 may be sold in reliance of Rule 144 of the Securities Act of 1933. However, it should be noted that this is a “best efforts” offering and there is no guarantee that all 1,200,000 shares for sale by the Company will be sold. Our sole officer and director will not be purchasing shares in this offering.

RED PINE CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
TABLE OF CONTENTS
JANUARY 31, 2011

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of January 31, 2011 and 2010	F-3

Statements of Operations for the periods ended January 31, 2011 and 2010 and for the period from August 31, 2009 (Date of Inception) to January 31, 2011	F-4

Statement of Stockholders’ Equity as of January 31, 2011	F-5

Statements of Cash Flows for the periods ended January 31, 2011 and 2010 and for the period from August 31, 2009 (Date of Inception) to January 31, 2011	F-6

Notes to the Financial Statements	F-7

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com
Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Red Pine Capital Group, Inc.
Philadelphia, Pennsylvania

We have audited the accompanying balance sheets of Red Pine Capital Group, Inc. (the “Company”) as of January 31, 2011 and 2010, and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended and for the period from August 31, 2009 (Date of Inception) through January 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Red Pine Capital Group, Inc. as of January 31, 2011 and 2010 and the results of its operations and its cash flows for the periods then ended and for the period from August 31, 2009 (Date of Inception) through January 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan
May 19, 2011

RED PINE CAPITAL GROUP, INC.

 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF JANUARY 31, 2011 AND JANUARY 31, 2010

	January 31, 2011	January 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$14,864	$22,123

TOTAL ASSETS	$14,864	$22,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Account payable and accrued expenses	$4,000	$6,000
Total Liabilities	4,000	6,000

Stockholders’ Equity
Common stock, $.0001 par value, 110,000,000 shares authorized, 235,000 shares issued and outstanding	24	24
Paid in capital	46,976	46,976
Deficit accumulated during the development stage	(36,136)	(30,877)
Total Stockholders’ Equity	10,864	16,123

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,864	$22,123

See accompanying notes to financial statements.

RED PINE CAPITAL GROUP, INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED JANUARY 31, 2011 AND 2010
FOR THE PERIOD FROM AUGUST 31, 2009 (INCEPTION) TO JANUARY 31, 2011

	Year ended January 31, 2011	Period from August 31, 2009 (Inception) to January 31, 2010	Period from August 31, 2009 (Inception) to January 31, 2011

REVENUES	$0	$0	$0

OPERATING EXPENSES
Bank fees	9	27	36
Professional fees	5,250	30,850	36,100
TOTAL OPERATING EXPENSES	5,259	30,877	36,136

NET LOSS BEFORE INCOME TAXES	(5,259)	(30,877)	(36,136)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$(5,259)	$(30,877)	$(36,136)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.02)	$(0.70)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	235,000	44,253

See accompanying notes to financial statements.

RED PINE CAPITAL GROUP, INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM AUGUST 31, 2009 (INCEPTION) TO JANUARY 31, 2011

	Common stock		Additional paid in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Inception, August 31, 2009	-	$-	$-	$-	$-

Shares issued to founders at $0.20 per share for cash	200,000	20	39,980	-	40,000

Shares issued at $0.20 per share for cash	35,000	4	6,996	-	7,000

Net loss for the period ended January 31, 2010	-	-	-	(30,877)	(30,877)

Balance, January 31, 2010	235,000	24	46,976	(30,877)	16,123

Net loss for the year ended January 31, 2011	-	-	-	(5,259)	(5,259)

Balance, January 31, 2011	235,000	$24	$46,976	$(36,136)	$10,864

See accompanying notes to financial statements.

RED PINE CAPITAL GROUP, INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED JANUARY 31, 2011 AND 2010
FOR THE PERIOD FROM AUGUST 31, 2009 (INCEPTION) TO JANUARY 31, 2011

	Year ended January 31, 2011	Period from August 31, 2009 (Inception) to January 31, 2010	Period from August 31, 2009 (Inception) to January 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(5,259)	$(30,877)	$(36,136)
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	(2,000)	6,000	4,000
CASH FLOWS USED IN OPERATING ACTIVITIES	(7,259)	(24,877)	(32,136)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	0	47,000	47,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	0	47,000	47,000

NET INCREASE (DECREASE) IN CASH	(7,259)	22,123	14,864
Cash, beginning of period	22,123	0	0
Cash, end of period	$14,864	$22,123	$14,864

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0	$0
Income taxes paid	$0	$0	$0

See accompanying notes to financial statements.

RED PINE CAPITAL GROUP, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Red Pine Capital Group, Inc. (the “Company”) was incorporated in the State of Nevada on August 31, 2009.  The company plans to provide consulting services to small to medium size Chinese companies, and help them to obtain financing in North America markets.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000.   At January 31, 2011 and January 31, 2010 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2011.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

It is the Company’s policy to classify interest and penalties on income taxes as interest expense and penalties expense. As of January 31, 2011, there have been no interest or penalties incurred on income taxes.

Deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the periods ended January 31, 2011 and 2010.

RED PINE CAPITAL GROUP, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a January 31 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively.

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

RED PINE CAPITAL GROUP, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of January 31, 2011, the Company has not issued any stock-based payments to its employees.

The Company uses the modified prospective method of accounting for stock-based compensation. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the estimated grant-date fair value.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has an accumulated deficit of $36,136 as of January 31, 2011.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time which raises substantial doubt about its ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company plans to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at January 31, 2011 are made up of amounts due to the Company’s independent auditors for services related to the January 31, 2011 quarterly financial statements and an amount due on a contract signed by the Company for investment services during the period ended January 31, 2010.

Accrued expenses at January 31, 2010 consisted of the additional amount due on a contract signed by the Company for investment services during the period ended January 31, 2010.

RED PINE CAPITAL GROUP, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2011

NOTE 4 – COMMON STOCK

The Company has 110,000,000 shares of par value $0.0001 common stock authorized.

On January 3, 2010, the Company issued 200,000 shares of its common stock at $0.20 per share to its founders for total proceeds of $40,000.

Also on January 3, 2010 the Company sold 35,000 additional shares at $0.20 per share for total proceeds of $7,000.

Total shares outstanding as of January 31, 2011 and January 31, 2010 were 235,000.

NOTE 5 – INCOME TAXES

The provision for Federal income tax consists of the following:

	January 31, 2011	January 31, 2010
Federal income tax benefit attributable to:
Current operations	$1,788	$10,498
Less: valuation allowance	(1,788)	(10,498)
Net provision for Federal income taxes	$0	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	January 31, 2011	January 31, 2010
Deferred tax asset attributable to:
Net operating loss carryover	$ 12,286	$ 10,498
Less: valuation allowance	(12,286)	(10,498)
Net deferred tax asset	$ 0	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $36,136 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

RED PINE CAPITAL GROUP, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2011

NOTE 6 – COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2011 to May 19, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Prospectus

_______________________

Red Pine Capital Group, Inc.
Floor 7 #30 Dongzhong St. Dongcheng District
Beijing, China 100027
Telephone: (01186)13701379808

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

1.  Title 17 of the Nevada Revised Statutes provides that each corporation shall have the following powers:

(a) NRS 78.7502  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.
(Added to NRS by 1997, 694; A 2001, 3175)

(b) NRS 78.751  Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

1.  Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.  The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person
(Added to NRS by 1969, 118; A 1987, 83; 1993, 976; 1997, 706; 2001, 1377, 3199)

(c) NRS 78.752  Insurance and other financial arrangements against liability of directors, officers, employees and agents.

1.  A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

2.  The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(a) The creation of a trust fund.

(b) The establishment of a program of self-insurance.

(c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3.  Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

4.  In the absence of fraud:

(a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(b) The insurance or other financial arrangement:

(1) Is not void or voidable; and

(2) Does not subject any director approving it to personal liability for his action,

even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5.  A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of title 57 of NRS.
(Added to NRS by 1987, 80)

2.  The Issuer's Certificate of Incorporation limits the liability of its Officers and Directors to the full extent permitted by Title 17 of the Nevada Revised Statutes. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25.  Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
SEC registration fee	$26.00
Transfer Agent fees and expenses	1,500.00
Legal fees and expenses	25,000.00
Accounting fees and expenses	5,000.00
Total	$31,526.00

Item 26.  Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

All shares were sold or issued on January 2, 2010

In exchange for $40,000, our sole officer and director was issued 200,000 shares of stock at a price of $.20 per share

The foregoing purchase and sale to this sophisticated person (officer and director) who had superior access to all corporate and financial information were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

35,000 shares in addition to the 200,000 shares issued to Mr. Sun were issued to various persons for consideration totaling $7,000 in reliance on the exemption under Rule 506 of Regulation D of the Securities Act of 1933 or under the exemption provided under Regulation S. All investors provided information claiming status as a foreign investor under Regulation S. The offer or sales were made in offshore transactions and no direct selling efforts were made in the United States by the issuer or its affiliates.The Company believed that there was no substantial interest in the securities in US. Further, purchasers under Regulation S:

i.
Attest that that the purchase were for a non-United States person(s) and did not acquire the securities for the account or benefit of any United States person, or that it is a United States person purchasing securities in an exempt transaction;

ii.
the purchasers agreed: (a) that any resale will either be in accordance with Regulation S, after registration, or under a registration exemption; and (b) not to engage in hedging transactions for those securities, except in compliance with the Securities Act;

iii.
the securities will contain a legend stating (a) that the transfer of the security is prohibited, unless the transaction (1) complies with Regulation S, (2) is after registration, or (3) is under a registration exemption; and (b) that hedging those securities is prohibited, unless done in compliance with the Securities Act; and

iv.	the Company agrees to refuse to register any transfer of the securities that is not made either in accordance with Regulation S, after registration, or under a registration exemption.

The only US citizen that has invested in the shares is Sun Jie. Mr. Sun Jie is a resident of Texas. His shares were not registered with the Commission as the sale to Mr. Jie was on the basis of an exemption as described above.

Name of Shareholder	Number Of Shares
Yao, Sun	200,000
Xiaodi, Sun	1,000
Jingfeng, Li	1,000
Weiliang, Li	1,000
Lihong, Lu	1,000
Jingshu, Li	1,000
Jingyi, Li	1,000
Weiguang, Sun	1,000
Jennifer Yunhua, Bi	1,000
Judy, li	1,000
Ming, Sheng	1,000
Yongli, song	1,000
Binhui, Li	1,000
Yuxia, Li	1,000
Runming, Sheng	1,000
Yao, Yao	1,000
Chang, Wang	1,000
Zhao, Zhang (1)	1,000
Jie, Sun	1,000
Paul, Chung	1,000
Tiemei, Song	1,000
Chung Lun Kevin Kwok	1,000
Ralph, Shearing	1,000
Haiying, Tian	1,000
Ming, Sun	1,000
Qingjie Meng	1,000
Qi, Li	1,000
Hongling, song	1,000
Lianxi, Zhang	1,000
Danqing, He	1,000
Yang, Hu	1,000
Keyu, He	1,000
Lang, Pan	1,000
Yanbin, Zhang	1,000
Yang, Zhang	1,000
Wenxian，Li	1,000
TOTAL	235,000

(1)	Zhao Zhang is the wife of Yao Sun and hence, the 1,000 shares held by Zhao Zhang are beneficially owned by Yao Sun.

The purchasers listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits Index.
The listed exhibits were previously file with our Registration Statement dated April 12, 2010:

Number	Exhibit Name
1.1	Subscription Agreement
3.1	Certificate of Incorporation
3.2	By-Laws
4.1	Specimen Stock Certificate
5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality
23.1	Consent of Silberstein Ungar, PLLC

The listed exhibit are filed with this Registration Statement:

Number	Exhibit Name
23.1	Consent of Silberstein Ungar, PLLC

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

6.  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Beijing, China, on  June   3, 2011

Red Pine Capital Group, Inc.

By:	/s/ Yao Sun
Yao Sun,
President, Chief Executive Officer, Treasurer and Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Yao Sun	President, Treasurer and Director	June 3 , 2011
Yao Sun	(Principal Executive, Financial and Accounting Officer)

/s/ Yao Sun	Vice President and Secretary	June 3, 2011
Yao Sun

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

RED PINE CAPITAL GROUP, INC.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION
1.1	Subscription Agreement	Previously Filed
3.1	Certificate of Incorporation	Previously Filed
3.2	By-Laws	Previously Filed
4.1	Specimen Stock Certificate	Previously Filed
5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Previously Filed
23.1	Consent of Silberstein Ungar, PLLC	Filed herewith